                                  EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                              SAXTON INCORPORATED,

                                 MIKA MAX, INC.,

                                 BRIAN K. BRADY

                                       AND

                                MAXIM HOMES, INC.


                                  March 9, 1998

                                      TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1. DEFINITIONS ...............................................................................


2. BASIC TRANSACTION..........................................................................

        (A) THE MERGER........................................................................
        (B) TOTAL CONSIDERATION...............................................................
        (C) PROCEDURE FOR PAYMENT.............................................................
        (D) THE CLOSING.......................................................................
        (E) ACTIONS AT THE CLOSING............................................................
        (F) RETIREMENT OF DEBT................................................................
        (G) EFFECT OF MERGER..................................................................

3. REPRESENTATIONS AND WARRANTIES OF THE TARGET AND BRADY.....................................

        (A) ORGANIZATION OF THE TARGET........................................................
        (B) AUTHORIZATION OF TRANSACTION......................................................
        (C) NONCONTRAVENTION..................................................................
        (D) BROKERS' FEES.....................................................................
        (E) TITLE TO ASSETS...................................................................
        (F) SUBSIDIARIES......................................................................
        (G) FINANCIAL STATEMENTS..............................................................
        (H) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END..................................
        (I) UNDISCLOSED LIABILITIES...........................................................
        (J) LEGAL COMPLIANCE; LICENSES........................................................
        (K) TAX MATTERS.......................................................................
        (L) REAL PROPERTY.....................................................................
        (M) INTELLECTUAL PROPERTY.............................................................
        (N) TANGIBLE ASSETS...................................................................
        (O) INVENTORY.........................................................................
        (P) CONTRACTS.........................................................................
        (Q) NOTES AND ACCOUNTS RECEIVABLE.....................................................
        (R) POWERS OF ATTORNEY................................................................
        (S) INSURANCE.........................................................................
        (T) LITIGATION........................................................................
        (U) PRODUCT WARRANTY..................................................................
        (V) PRODUCT LIABILITY.................................................................
        (W) EMPLOYEES.........................................................................
        (X) EMPLOYEE BENEFITS.................................................................
        (Y) GUARANTIES........................................................................
        (Z) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.........................................
        (AA) CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGET...................................
        (BB) DISCLOSURE.......................................................................
        (CC) CONTINUITY OF BUSINESS ENTERPRISE................................................
        (DD) SOLE TARGET STOCKHOLDER..........................................................
        (EE) NO RELATED REAL ESTATE INTERESTS.................................................

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE SUBSIDIARY.............................

        (A) ORGANIZATION......................................................................
        (B) CAPITALIZATION....................................................................
        (C) AUTHORIZATION OF TRANSACTION......................................................

        (D) NONCONTRAVENTION..................................................................
        (E) BROKERS' FEES.....................................................................
        (F) CONTINUITY OF BUSINESS ENTERPRISE.................................................

5. COVENANTS..................................................................................

        (A) GENERAL...........................................................................
        (B) NOTICES AND CONSENTS..............................................................
        (C) REGULATORY MATTERS AND APPROVALS..................................................
        (D) LISTING OF BUYER SHARES...........................................................
        (E) OPERATION OF BUSINESS.............................................................
        (F) FULL ACCESS.......................................................................
        (G) NOTICE OF DEVELOPMENTS............................................................
        (H) EXCLUSIVITY.......................................................................
        (I) EMPLOYMENT AGREEMENT..............................................................
        (J) INDEMNIFICATION...................................................................
        (K) CONTINUITY OF BUSINESS ENTERPRISE.................................................
        (L) FEDERAL SECURITIES LAWS...........................................................
        (M) RESTRICTIONS ON TRANSFER..........................................................

6. CONDITIONS TO OBLIGATION TO CLOSE..........................................................

        (A) CONDITIONS TO OBLIGATION OF THE BUYER AND THE SUBSIDIARY..........................
        (B) CONDITIONS TO OBLIGATION OF THE TARGET............................................

7. TERMINATION................................................................................

        (A) TERMINATION OF AGREEMENT..........................................................
        (B) EFFECT OF TERMINATION.............................................................

8. MISCELLANEOUS..............................................................................

        (A) SURVIVAL..........................................................................
        (B) CONFIDENTIALITY...................................................................
        (C) NO THIRD PARTY BENEFICIARIES......................................................
        (D) ENTIRE AGREEMENT..................................................................
        (E) SUCCESSION AND ASSIGNMENT.........................................................
        (F) COUNTERPARTS......................................................................
        (G) HEADINGS..........................................................................
        (H) NOTICES...........................................................................
        (I) GOVERNING LAW.....................................................................
        (J) AMENDMENTS AND WAIVERS............................................................
        (K) SEVERABILITY......................................................................
        (L) EXPENSES..........................................................................
        (M) CONSTRUCTION......................................................................
        (N) INCORPORATION OF EXHIBITS AND SCHEDULES...........................................

EXHIBIT A   --  Articles of Merger
EXHIBIT B-1 --  Brady Note
EXHIBIT B-2 --  Note to Dennis Wynn
EXHIBIT B-3 --  Note to K.M. Brady
EXHIBIT C   --  Financial Statements
EXHIBIT D   --  Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

        This Agreement is entered into as of March 20, 1998 by and among SAXTON INCORPORATED, a Nevada corporation (the "Buyer"), MIKA MAX, INC., an Arizona corporation and a wholly-owned subsidiary of the Buyer (the "Subsidiary"), BRIAN K BRADY, an individual ("Brady"), and MAXIM HOMES, INC., an Arizona corporation (the "Target"). The Buyer, Brady, the Subsidiary, and the Target are referred to collectively herein as the "Parties".

        This Agreement contemplates a tax-free reorganization in ,which the Buyer will acquire all of the outstanding capital stock of the Target in exchange for cash and voting stock in Buyer through a forward subsidiary merger of the Target with and into the Subsidiary pursuant to Section 368(a)(2)(D) of the Internal Revenue Code of 1986 as amended (hereinafter the "Code").

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1.     Definitions.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Arizona General Corporation Law" means the General Corporation Law of the State of Arizona, as amended.

        "Articles of Merger" has the meaning set forth in Section 2(e) below.

        "Buyer Share" means any share of the voting stock, $0.001 par value, of the Buyer.

        "Closing" has the meaning set forth in Section 2(b) below.

        "Closing Date" has the meaning set forth in Section 2(b) below.

        "Confidential Information" means any information concerning the businesses and affairs of the Buyer, Subsidiary and Target that is not already generally available to the public.

        "Disclosure Schedule" has the meaning set forth in Section 3 below.

        "Effective Time" has the meaning set forth in Section 2(f)(i) below.

        "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial or administrative orders and determination, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "Escrow Agent" means United Title of Nevada, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89109.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "IRS" means the Internal Revenue Service.

        "Knowledge" means actual knowledge after reasonable investigation and, in the case of corporations, means such knowledge of any director or executive officer, or any employee having responsibility for the subject matter.

        "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due), including any liability for Taxes.

        "Merger" has the meaning set forth in Section 2(a) below.

        "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

        "Most Recent Financial Statements" has the meaning set forth in Section 3(g) below.

        "Most Recent Fiscal Month End" has the meaning set forth in-Section 3(g) below.

        "Most Recent Fiscal Year End" has the meaning set forth in Section 3(g) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a JOINT STOCK company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Requisite Target Stockholder Approval" means the affirmative vote of the holders of such number of Target Shares as is required under Arizona General Corporation Law to approve this Agreement and the Merger.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, deed of trust, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Surviving Corporation" has the meaning set forth in Section 2(a) below.

        "Target Share" means any outstanding share of the common stock, having no par value per share, of the Target immediately prior to the Effective Time.

        "Target Stockholder" means any Person who or which holds any Target Shares.

        "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        2.      Basic Transaction.

                (a) The Merger.

        On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Subsidiary (the "Merger") at the Effective Time. The Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

                (b) Total Consideration.

        The total consideration to be paid to Target Stockholder for the Merger shall equal the sum of Five Hundred Fifty Eight Thousand Two Hundred Thirty Four and 17/100 Dollars ($558,234.17) and shall be paid by Buyer in accordance with subsection (c) below. In addition, pursuant to Section 5(i), Brady and Surviving Corporation shall execute an employment agreement pursuant to which Brady shall be entitled to earn certain salary, bonuses, non-compete fee and "earn-out payments" in accordance with the terms thereof.

               (c) Procedure for Payment.

                        (i) As soon as possible after the Effective Time, the Buyer will furnish to the Brady stock certificate(s) representing that number of Buyer Shares set forth in Section

2(g)(iii) below. The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares.

                        (ii) Buyer shall pay to Brady, in immediately-available funds, the cash sum of Two Hundred Twenty Thousand Dollars ($220,000.00).

                (d) The Closing.

        The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Escrow Agent in Las Vegas, Nevada, on March 20, 1998 or such other date as the Parties may mutually determine by written agreement (the "Closing Date").

               (e) Actions at the Closing.

        At the Closing, (i) the Parties will deliver the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Target and the Subsidiary will file with the Arizona Secretary of State the Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and
(iii) the Buyer will authorize delivery of a certificate evidencing the Buyer Shares issued in the Merger, (iv) Buyer shall deposit and Escrow Agent shall disburse to Brady the cash sum described in Section 2(c)(ii) above, (v) Brady shall deposit and Escrow Agent shall disburse to Target, the cash sum described in Section 2(f)(i) below, and (vi) Buyer shall contribute and Escrow Agent shall disburse the cash capital described in Section 2(f)(ii) below.

               (f) Retirement of Debt.

                        (i) At the Closing, Brady shall pay to the Target, through escrow, the cash sum of Sixty Five Thousand Dollars ($65,000.00), in retirement of that promissory note given by Brady to the Target and dated as of the Closing (the "Brady Note"), a copy of which is attached hereto as Exhibit B-1.

                        (ii) At the Closing, the Buyer shall contribute sufficient capital to the Surviving Corporation to retire the obligations evidenced by the promissory notes (collectively, the "Notes',) given by the Target to Dennis Wynn and K.M. Brady, respectively (collectively, the "Noteholders"), which Notes are attached hereto as Exhibits B-2, B-3, respectively.

               (g) Effect of Merger.

                        (i) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Subsidiary have filed the Articles of Merger with the Arizona Secretary of State. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                        (ii) Directors and Officers. The directors and officers of the Subsidiary shall remain the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                        (iii) Conversion of Target Shares. At and as of the Effective Time, each Target Share shall be converted into the right to receive a number of Buyer Shares in an amount equal to Three Hundred Thirty Eight Thousand Two Hundred Thirty Four and 17/100 Dollars ($338,234.17) divided by the NASDAQ market asked price for Buyer Shares as of the close of trading on the last market day preceding the Closing, as published by the Wall Street Journal; provided, however, that in no event shall the number of Buyer Shares issued to Target Shareholder hereunder exceed Seventy Five Thousand (75,000) shares. Each Target Share shall then be deemed treasury stock of the Surviving Corporation, and no Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(h)(iii) after the Effective Time.

        3. Representations and Warranties of the Target and Brady.

        Each of the Target and Brady represents and warrants to the Buyer and the Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                (a) Organization of the Target.

        The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, and is duly qualified under the laws of the State of Utah to do business in the State of Utah.

                (b) Authorization of Transaction.

        The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Target and the Target Stockholders have each duly and unanimously approved the Merger and authorized the execution, delivery, and performance of this Agreement by the Target. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

                (c) Noncontravention.

        Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Target is subject or any provision of the charter or bylaws of the Target, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing of the Articles of Merger.

                (d) Brokers' Fees.

        The Target has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or Surviving Corporation could become liable or obligated.

                (e) Title to Assets.

        The Target has good and marketable title to the properties and assets owned by it as indicated in the Disclosure Schedule, free and clear of all Security Interests and restrictions on transfer except as reflected in the title commitments listed in the Disclosure Schedule.

                (f) Subsidiaries.

        Target has no subsidiaries, including any corporation, partnership, limited liability company or other business entity with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                (g) Financial Statements.

        Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended September 30, 1997, (the "Most Recent Fiscal Year End") for the Target; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the four (4) months ended December, 1997 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete).

                (h) Events Subsequent to Most Recent Fiscal Year End.

        Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date:

                        (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                        (ii) the Target has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

                        (iii) no party (including the Target) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) to which the Target is a party or by which it is bound;

                        (iv) the Target has not imposed or permitted any Security Interest upon any of its assets, tangible or intangible, except as reflected in the Disclosure Schedule;

                        (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000.00 or outside the Ordinary Course of Business;

                        (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions);

                        (vii) the Target has not issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000.00 singly or in the aggregate, other than as shown on the Disclosure Schedule;

                        (viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                        (ix) the Target has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $10,000.00 or outside the Ordinary Course of Business;

                        (x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                        (xi) there has been no change made or authorized in the charter or bylaws of the Target;

                        (xii) the Target has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                        (xiii) the Target has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                        (xiv) the Target has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

                        (xv) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

                        (xvi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                        (xvii) the Target has not granted any increase in the base compensation of any of its directors, officers and employees outside the Ordinary Course of Business;

                        (xviii) the Target has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan);

                        (xix) the Target has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

                        (xx) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                        (xxi) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Target; and

                        (xxii) the Target has not committed to any of the foregoing.

               (i) Undisclosed Liabilities.

        To the best of Target's and Brady's respective Knowledge, the Target does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

               (j) Legal Compliance; Licenses.

        Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Target is duly licensed and in good standing as a general contractor in the State of Utah, holding License No. 96-331467-5501.

               (k) Tax Matters.

                        (i) the Target has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. All Taxes owed by the Target (whether or not shown on any tax return) have been paid. The Target is not currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Target does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax;

                        (ii) the Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

                        (iii) no Target Stockholder or director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Target Stockholders and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority. The Target has delivered to the Buyer correct and complete copies of all federal income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Target since September, 1997;

                        (iv) the Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and

                        (v) the unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its tax returns.

               (l) Real Property.

                        (i) The Disclosure Schedule lists and describes briefly all real property that the Target owns. With respect to each such parcel of owned real property:

                                (A) the Target has good and marketable title to
the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except as reflected in the title commitments listed in the Disclosure Schedule;

                                (B) there are no pending or, to the Knowledge of
any of the Target Stockholders and the directors and officers (and employees with responsibility for real estate matters) of the Target, threatened condemnation proceedings, lawsuits or administrative actions relating to the property or other matters affecting adversely the current use, occupancy or value thereof;

                                (C) the legal description for the parcel
contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                                (D) all facilities have received all approvals
of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                                (E) there are no leases, subleases, licenses,
concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                                (F) there are no outstanding options or rights
of first refusal to purchase the real property, or any portion thereof or interest therein, other than the sale agreements listed in the Disclosure Schedule;

                                (G) there are no parties (other than the Target)
in possession of the real property, other than tenants under any leases disclosed in the Disclosure Schedule who are in possession of space to which they are entitled;

                                (H) all facilities located on the real property
are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the real property; and

                                (I) each parcel of real property abuts on and
has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                        (ii) The Disclosure Schedule lists and describes briefly all real property leased or subleased to Target, or to any third party by Target, or which Target has any rights to acquire. The Target has delivered to the Buyer correct and complete copies of the leases, subleases and purchase agreements listed in the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in the Disclosure Schedule:

                                (A) the lease, sublease or purchase agreement is
legal, valid, binding, enforceable, and in full force and effect;

                                (B) the lease, sublease or purchase agreement
will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                (C) no party to the lease, sublease or purchase
agreement is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                (D) no party to the lease, sublease or purchase
agreement has repudiated any provision thereof;

                                (E) there are no disputes, oral agreements, or
forbearance programs in effect as to the lease, sublease or purchase agreement;

                                (F) with respect to each sublease, the
representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                                (G) the Target has not assigned, transferred,
conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold, subleasehold or property to be purchased;

                                (H) all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                                (I) all facilities leased or subleased
thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                                (J) the owner of the facility leased or
subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for installments of Taxes and special assessments not yet delinquent and recorded easements, covenants and other restrictions which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

               (m) Intellectual Property.

                        (i) The Target owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Buyer or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                        (ii) The Target has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Target Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Target Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Target.

               (n) Tangible Assets.

        The Target owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

               (o) Inventory.

        The inventory of the Target consists of raw materials and supplies, manufactured and purchased goods, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

               (p) Contracts.

        The Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

                        (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000.00 per annum;

                        (ii) any prime construction contract and any construction subcontract (or group of related agreements) for the construction of all or any part of any work of improvement;

                        (iii) any agreement concerning a partnership or joint venture;

                        (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation in excess of $10,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                        (v) any agreement concerning confidentiality or noncompetition;

                        (vi) any agreement involving any of the Target Stockholders and their Affiliates (other than the Target);

                        (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                        (viii) any collective bargaining agreement;

                        (ix) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

                        (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees;

                        (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target;

                        (xii) any agreement for the purchase, sale, option, lease or other disposition by the Target of any real property or interest therein, including any right of refusal; or

                        (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.00.

The Target has delivered to the Buyer a correct and complete copy of each written agreement listed in the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

               (q) Notes and Accounts Receivable.

        All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

               (r) Powers of Attorney.

        There are no outstanding powers of attorney executed on behalf of the Target.

               (s) Insurance.

        The Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                        (i) the name, address, and telephone number of the agent;

                        (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                        (iii) the policy number and the period of coverage;

                        (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                        (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Target has been covered during the past 12 months by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. The Disclosure Schedule describes any self-insurance arrangements affecting the Target.

               (t) Litigation.

        The Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or to the Knowledge of any of the Target Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasijudicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings,-hearings and investigations set forth in the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations results of operations, or future prospects of the Target. Neither the Target nor Brady has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Target.

               (u) Product Warranty.

        Each product manufactured, sold, leased, or delivered by the Target has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Target does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

               (v) Product Liability.

        To the best of the Target's and Brady's respective Knowledge, the Target does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Target.

               (w) Employees.

        To the best of the Target's and Brady's respective Knowledge, no executive, key employee or group of employees has any plan to terminate employment with the Target. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances or claims of unfair labor practices or other collective bargaining disputes. The Target has not committed any unfair labor practice. Neither the Target nor Brady has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

               (x) Employee Benefits.

                        (i) The Disclosure Schedule lists each employee benefit plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

                        (ii) Each such employee benefit plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                        (iii) All required reports and descriptions have been timely filed and distributed appropriately with respect to each such employee benefit plan. The requirements of COBRA have been met with respect to each such employee benefit plan which is an employee welfare benefit plan.

                        (iv) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such employee benefit plan which is an employee pension benefit plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such employee benefit plan which is an employee welfare benefit plan.

               (y) Guaranties.

        The Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

               (z) Environmental, Health, and Safety Matters.

                        (i) Target has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                        (ii) Without limiting the generality of the foregoing, Target has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

                        (iii) Target has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to THE Target or its facilities arising under Environmental, Health, and Safety Requirements.

                        (iv) None of the following exists at any property or facility owned or operated by the Target: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments or disposal areas.

                        (v) Target has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

               (aa) Certain Business Relationships With the Target.

        None of the Target Stockholders has been involved in any business arrangement or relationship with the Target within the past 12 months, and none of the Target Stockholders owns any asset, tangible or intangible, which is used in the business of the Target.

               (bb) Disclosure.

        The representations and warranties contained in this O 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

               (cc) Continuity of Business Enterprise.
        The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-l(d).

               (dd) Sole Target Stockholder.

        Brady is the sole Target Stockholder, holding one thousand (1,000) shares of Target Stock free and clear of any claim, encumbrance or charge whatsoever.

               (ee) No Related Real Estate Interests.

        The Target and Brady each represent and warrant to Buyer and Subsidiary that neither the Target nor Brady is a partner, member of a limited liability company, shareholder, beneficiary of a trust, or holds any other form of ownership or economic interest, in or to any real estate related entity, except with respect to Brady's personal residence. Any such real estate interests shall be transferred to the Target prior to the Effective Date, without additional consideration and free and clear of any monetary encumbrances.


                                      -17

        4. Representations and Warranties of the Buyer and the Subsidiary.

        Each of the Buyer and the Subsidiary represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

               (a) Organization.

        Each of the Buyer and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (b) Capitalization.

        The entire authorized voting stock of the Buyer consists of 55,000J000 Buyer Shares, of which 7,619,142 Buyer Shares are issued and outstanding and zero (0) Buyer Shares are held in treasury. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

               (c) Authorization of Transaction.

        Each of the Buyer and the Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each the Buyer and the Subsidiary, enforceable in accordance with its terms and conditions.

               (d) Noncontravention.

        To the Knowledge of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Buyer, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Arizona General Corporation Law, the Securities Exchange Act, the Securities Act, the Trust Indenture Act, and the state securities laws, neither the Buyer nor the Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

               (e) Brokers' Fees.

        Neither the Buyer nor the Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

               (f) Continuity of Business Enterprise.

        It is the present intention of the Buyer to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg.
Section 1.368-l(d).

        5. Covenants.

        The Parties agree as follows with respect to the period from and after the execution of this Agreement:

               (a) General.

        Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

               (b) Notices and Consents.

        Each of the Parties will give any to third parties, and will use its best efforts to obtain any third party consents, that the other party may request in connection with the matters referred to in Section 3(c) and Section 4(d) above.

               (c) Regulatory Matters and Approvals.

        Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(d) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

               (d) Listing of Buyer Shares.

        The Buyer will use its reasonable best efforts to cause the Buyer Shares that will be issued in the Merger to be approved for listing on the NASDAQ Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

               (e) Operation of Business.

        The Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                        (i) the Target will not authorize or effect any change in its charter or bylaws;

                        (ii) the Target will not grant any options, warrants or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                        (iii) the Target will not declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

                        (iv) the Target will not issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                        (v) the Target will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                        (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                        (vii) the Target will not make any change in employment terms for any of its directors, officers and employees; and

                        (viii) the Target will not commit to any of the foregoing.

               (f) Full Access.

        The Target will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Target. Each of the Buyer and the Subsidiary will treat and hold as such any Confidential Information it receives from the Target in the course of the reviews contemplated by this
Section 5(f), will not use any of the Confidential Information except in connection with this

Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

               (g) Notice of Developments.

        Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(~), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

               (h) Exclusivity.

        The Target will not solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation or share exchange); provided, however, that the Target and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

               (i) Employment Agreement.

        At the Closing, the Surviving Corporation and Brian K. Brady shall execute and enter into an employment agreement in the form attached hereto as Exhibit D.

               (j) Indemnification.

        The Subsidiary, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time.

               (k) Continuity of Business Enterprise.

        The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-l(d).

               (l) Federal Securities Laws.

        Brady represents and warrants that he is acquiring the Buyer Shares to be issued pursuant to the Merger for investment and not with a view toward any distribution thereof, and Brady understands that such Buyer Shares will not be registered under the Securities Act and Rules and Regulations promulgated thereunder by the SEC.

               (m) Restrictions on Transfer.

        Brady understand, acknowledges and agrees that unless and until the Buyer Shares are registered under the Securities Act, the Buyer Shares will be subject to Rule 144 of the Securities and Exchange Commission, and Brady will not be permitted to sell or otherwise transfer or dispose of any Buyer Shares or any interest therein except in accordance with said Rule 144 or any other applicable exemption from registration thereunder. In addition, Brady shall not dispose of any Buyer Shares without first having complied with each of the following conditions, unless Buyer waives such conditions in writing:

        (1) Buyer shall have received written notice of the proposed sale or transfer, setting forth the circumstances and details thereof;

        (2) Buyer shall have received a written opinion from a law firm satisfactory to Buyer specifying the nature and circumstances of the proposed sale or transfer and indicating that the proposed sale or transfer will not be in violation of any of the provisions of the Securities Act and the Rules and Regulations promulgated thereunder; and

        (3) Buyer shall have received an opinion from its own counsel concurring in the opinion that the proposed sale or transfer will not be in violation of any of the provisions of the Securities Act and the Rules and Regulations promulgated thereunder.

        6.     Conditions to Obligation to Close.

               (a) Conditions to Obligation of the Buyer and the Subsidiary.

        The obligation of the Buyer and the Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        (i) the representations and warranties set forth in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                        (ii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses of the Target.

                        (iv) any applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
Section 3(c) and Section 4(d) above, and the NASDAQ Stock Market, Inc. shall not have required that Buyer's stockholders approve the Merger;

                        (v) the Buyer and the Subsidiary shall have received from counsel to the Target an opinion in form and substance acceptable to Buyer, addressed to the Buyer and the Subsidiary, and dated as of the Closing Date;

                        (vii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Subsidiary; and

                        (viii) Brady shall have repaid to the Target the sum of $65,000.00 currently outstanding under loans previously made by the Target to Brady.

        The Buyer and the Subsidiary may waive any condition specified in this
Section 6(a) if they execute a writing so stating at or prior to the Closing.

               (b) Conditions to Obligation of the Target.

The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        (i) the representations and warranties set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                        (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses.

                        (vi) any applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of governments and governmental agencies referred to in
Section 3(c) and Section 4(d) above; and

                        (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

        The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

        7. Termination.

               (a) Termination of Agreement.

        Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                        (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                        (ii) the Buyer and the Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer or the Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

                        (iii) the Target may terminate this Agreement by giving written notice to the Buyer and the Subsidiary at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Target has notified the Buyer and Subsidiary of the breach, or (B) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty or covenant contained in this Agreement);

               (b) Effect of Termination.

        If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 8(b) below shall survive any such termination.

        8. Miscellaneous.

               (a) Survival.

        Each of the representations, warranties and covenants of the Parties shall survive the Effective Time and consummation of the transactions contemplated hereby.

               (b) Confidentiality.

        Each Party agrees that any confidential business, financial or other information relating to the other Party disclosed at any time prior to the Effective Time to such Party, or its advisors, employees, agents, attorneys, accountants or affiliates ("Related Persons"), by or on behalf of the other Party (collectively, "Confidential Information") will be maintained in strictest confidence by such Party until the Effective Time, and will not be disclosed to any other person without the prior written consent of the disclosing Party until the Effective Time. No such Party will use any Confidential Information for any purpose other than the performance of this Agreement and the transactions contemplated hereby. In the event of any termination of this Agreement, each Party will promptly return to the other Party all of the other Party's Confidential Information and copies thereof in the possession of such Party, provided that internally prepared notes or documents containing or based upon Confidential Information may be promptly destroyed in lieu of being returned. The foregoing notwithstanding, Buyer shall have the right to disclose any Confidential Information to its investment bankers, to potential investors, to NASDAQ, and to the SEC. Neither the Target or the Target Shareholders shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer. Buyer shall have the right in its sole discretion to issue any such press release or make any such public announcement.

               (c) No Third Party Beneficiaries.

        This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

               (d) Entire Agreement.

        This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including (without limitation) that certain Letter of Intent between Buyer, the Target and Brian K. Brady dated as of February 5, 1998.

               (e) Succession and Assignment.

        This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

               (f) Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (g) Headings.

        The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (h) Notices.

        All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:                                Copy to:

1325 East Gunn Avenue
Salt Lake City, Utah 84106
Attention: Brian K. Brady
Fax #: (801) 484-4333

If to the Buyer or Subsidiary:

5440 W. Sahara Avenue, 3rd Floor
Las Vegas, Nevada 89102
Attention: James C. Saxton
Fax #: (702) 221-1127

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

               (i) Governing Law.

        This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

               (j) Amendments and Waivers.

        The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Arizona General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (k) Severability.

        Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (l) Expenses.

        Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               (m) Construction.

        The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

               (n) Incorporation of Exhibits and Schedules.

        The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SAXTON INCORPORATED, a Nevada corporation

By:        /s/ James C. Saxton
----------------------------------
    James C. Saxton, President

MAXIM HOMES, INC., an Arizona corporation


By:     /s/ Brian K. Brady
----------------------------------------
      Brian K. Brady, President

MIKA MAX, INC., an Arizona corporation


By:     /s/ James C. Saxton
----------------------------------------
James C. Saxton, Chief Executive Officer


        /s/ Brian K. Brady
----------------------------------------
BRIAN K. BRADY, individually

                                   EXHIBIT "A"

                        ARTICLES OF AMENDMENT AND MERGER

                                     MERGING

                               MAXIM HOMES, INC.,
                            (AN ARIZONA CORPORATION)
                                      INTO

                                 MIKA MAX, INC.,
                            (AN ARIZONA CORPORATION)

        These Articles of Merger are executed pursuant to the provisions of A.R.S. Section 10-1101 et seq.

        FIRST: MAXIM HOMES, INC., an Arizona corporation (hereinafter sometimes referred to as the "Merged Corporation") and MIKA MAX, INC., an Arizona corporation (hereinafter sometimes referred to as the "Surviving Corporation"), hereby agree to merge upon the terms and conditions as set forth in these Articles of Merger and in the Plan of Merger is attached as Exhibit "A."

        SECOND:

        A. The address of Mika Max, Inc. is 6900 East Camelback, Suite 1010, Scottsdale, Arizona 85251.

        B. The statutory agent for Mika Max, Inc. is Steven C. Luster, 6900 East Camelback, Suite 1010, Scottsdale, Arizona 85251.

        C. Amendments to the Articles of Incorporation of the surviving corporation:

               Article 1. of the Articles of Incorporation of Mika Max, Inc. is amended to read as follows:

               The name of the corporation is changed from Mika Max, Inc. to Maxim Homes, Inc.

        D. Consent by the sole shareholder of Maxim Homes, Inc. has been obtained.

        THIRD:

        A The total number of shares of stock of all classes which the Merged Corporation has authority to issue is one million (1,000,000) with no par value, of which one thousand (1,000) shares are issued and outstanding.

        B The total number of shares of stock of all classes which the Surviving Corporation has authority to issue is twenty five thousand (25,000), with no par value per share (none of which is divided into classes), of which one thousand (1,000) shares are issued and outstanding and are held 100% by Saxton Incorporated, a Nevada Corporation ("Parent Company"). The shares of the merged corporation are to be exchanged for shares of the Parent Company or at the option of shareholder a limited number of shares may be exchanged for cash. The number of shares and cash to be paid are described in a document held at the office of the merged corporation.

        FOURTH:

        All of the shares of both corporations were voted in favor of the Plan of Merger.

        IN WITNESS WHEREOF, each of the corporations a party to these Articles of Merger has caused these Articles of Merger to be signed in its respective corporate name and on its behalf by its President and its corporate seal affixed hereto and attested by its Secretary, effective as of the _____ day of March, 1998.

                                 Mika Max, Inc.,
                                 an Arizona corporation


                                 By:
                                    --------------------------------------------
                                               Brian K. Brady
                                 Its: President

ATTEST:

------------------------------
Timothy J. Adams, Secretary

                                 Maxim Homes, Inc.,
                                 an Arizona corporation


                                 By:
                                     -------------------------------------------
                                               Brian K. Brady
                                 Its: President

ATTEST:

------------------------------
Brian K. Brady, Secretary

                                   EXHIBIT "A"

                                 PLAN OF MERGER

                                     BETWEEN

                     MIKA MAX, INC., an Arizona corporation

                                       AND

                    MAXIM HOMES, INC., an Arizona corporation

        PURPOSE: The purpose of this Plan of Merger is to outline the terms and conditions under which Maxim Homes, Inc., an Arizona corporation ("Maxim"), shall be merged into Mika Max Inc., an Arizona corporation ("Mika"). The Plan of Merger is set forth as follows:

        1. The names of the corporations proposing to merge are (i) Mika
Max, Inc. and (ii) Maxim Homes, Inc. both Arizona corporations. The surviving corporation shall be Mika Max, Inc., who shall simultaneously file an Amendment to its Articles of Incorporation to change its name to Maxim Homes, Inc.

        2. Both parties to the merger are Arizona corporations and such a merger is authorized by the laws of the State of Arizona, A.R.S. Section 10-1101, et seq.

        3. Prior to the effective date of the merger, Brian K. Brady is the sole shareholder of Maxim Homes, Inc. and Saxton Incorporated (the "Parent Company") owned 100% of the issued and outstanding shares of Mika. Immediately upon the effective date of the merger, such shares of the merged corporation are to be exchanged for shares of the Parent Company of Mika Max, Inc. or at the option of the shareholder a limited number of shares may be exchanged for cash. The number of shares and cash to be paid are described in a document held at the office of the merged corporation.

        4. The Articles of Incorporation of Mika shall be amended with this merger to change the name of the corporation from Mika Max, Inc. to Maxim Homes, Inc. However, Mika further reserves the right, after the effective date of the merger, to alter, amend, change, or repeal any of the provisions contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and in its Articles of Incorporation and Bylaws.

        5. The directors of Maxim as of the effective date of the merger shall continue in office until the next annual meeting of Maxim's stockholders or until their successors are duly elected and qualified. The officers of Maxim as of the effective date of the merger shall continue in office until the next annual meeting of Maxim's Board of Directors or until their successors are duly elected and qualified.

        6. Upon the effective date of the merger, the separate existence of Maxim shall cease, and any and all rights, privileges, powers, and franchises, public or private, of Maxim, and all property, real, personal, and mixed, and all debts due to Maxim on whatever account, as well as all other choices or things in action, and all or every other interest of or belonging to or due Maxim, shall be taken and deemed to be transferred to and vested in Mika without further act or deed; and all property, rights, privileges, powers, and franchises, and any and every other interest shall be thereafter the property of Mika as they were of Maxim. All rights of creditors and all liens on any property of Maxim shall be presented and unimpaired, and all debts, liabilities, duties, and obligations of Maxim shall attach to Mika and may be enforced against it to the same extent as if said rights, liens, debts, liabilities, duties, or obligations had been incurred, contracted, or assumed by Mika; and any claim or action or proceeding pending by or against Mika may be prosecuted to judgment as if the merger had not taken place, or Maxim may be substituted in place of Mika. Mika, from time to time as and when requested by Maxim or by its successors or assigns, shall execute and deliver or cause to be executed and delivered, by its proper officers, all such further assignments, other instruments, or assurances in law, and shall take or cause to be taken all such further or other action as Mika may deem necessary or desirable in order to vest in and confirm to Mika, according to the terms hereof, the title to and possession of all such property, rights, privileges, powers, and franchises of Maxim and otherwise to carry out the intent and purpose of this Plan of Merger.

        7. The effective date of the merger shall be the _____ day of March, 1998.

        8. It is the intention of Mika and Maxim that the transaction which shall take place pursuant to the merger herein provided for shall qualify as a corporate reorganization under Section 368 of the Internal Revenue Code of 1954, as amended.

                                 MIKA MAX, INC.,
                                 an Arizona corporation


                                 By:
                                   ---------------------------------------------
                                               Brian K. Brady
                                 Its: President

                                 MAXIM HOMES, INC.,
                                 an Arizona corporation


                                 By:
                                   ---------------------------------------------
                                               Brian K. Brady
                                 Its: President

                                  EXHIBIT "B-1"

                                 PROMISSORY NOTE

$65,000.00 U.S.                              Salt Lake City, Utah March 20, 1998

        FOR VALUE RECEIVED, BRIAN K. BRADY, an individual ("Maker"), promises to pay MAXIM HOMES, INC., an Arizona corporation, or order ("Holder"), the principal sum of Sixty Five Thousand Dollars ($65,000.00), together with interest thereon from the date hereof at the rate of twelve percent ( 12%) per annum.

PAYMENTS. Payment shall be made in full upon demand by Holder. Maker may prepay this Note at any time without premium or penalty.

ENFORCEMENT. Maker hereby waives presentment, protest and notice of dishonor. In the event Maker fails to pay any sums due hereunder as and when the same are due and payable, Holder shall have the right, at its option and without limiting any other rights and remedies available to Holder, to declare the entire principal amount hereof and any interest and late charges accrued hereunder, to be immediately due and payable in full. In the event of any action to enforce the provisions of this Note or to collect any sums due hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys therein.

MISCELLANEOUS. This Note shall be binding upon Maker and its successors and assigns. This Note shall be governed under the laws of the State of Arizona. The terms and provisions of this Note may not be amended except by written instrument executed by Maker and Holder. If any provision hereof is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining provisions hereof.

MAKER:


----------------------------
Brian K. Brady

                                        EXHIBIT "B-2"

                                       PROMISSORY NOTE

$465,000.00 U.S.                             Phoenix, Arizona     March 20, 1998

        FOR VALUE RECEIVED, MAXIM HOMES, INC., an Arizona corporation ("Maker"), promises to pay DENNIS WYNN, an individual, or order ("Holder"), the principal sum of Four Hundred Sixty Five Thousand Dollars ($465,000.00), together with interest thereon from the date hereof at the rate of twelve percent (12%) per annum.

PAYMENTS. Payment shall be made in full upon demand by Holder. Maker may prepay this Note at any time without premium or penalty.

ENFORCEMENT. Maker hereby waives presentment, protest and notice of dishonor. In the event Maker fails to pay any sums due hereunder as and when the same are due and payable, Holder shall have the right, at its option and without limiting any other rights and remedies available to Holder, to declare the entire principal amount hereof and any interest and late charges accrued hereunder, to be immediately due and payable in full. In the event of any action to enforce the provisions of this Note or to collect any sums due hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys therein.

MISCELLANEOUS. This Note shall be binding upon Maker and its successors and assigns. This Note shall be governed under the laws of the State of Arizona. The terms and provisions of this Note may not be amended except by written instrument executed by Maker and Holder. If any provision hereof is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining provisions hereof.

MAKER:

MAXIM HOMES, INC., an Arizona corporation

By:
  ------------------------------
         Brian K. Brady

                                        EXHIBIT "B-3"

                                       PROMISSORY NOTE

$104,765.83 U.S.                             Salt Lake City, Utah March 20, 1998


        FOR VALUE RECEIVED, MAXIM HOMES, INC., an Arizona corporation ("Maker"), promises to pay K.M. BRADY, an individual, or odder ("Holder"), the principal sum of One Hundred Four Thousand Seven Hundred Sixty Five and 83/100 Dollars ($104,765.83), together with interest thereon from the date hereof at the rate of twelve percent (12%) per annum.

PAYMENTS. Payment shall be made in full upon demand by Holder. Maker may prepay this Note at any time without premium or penalty.

ENFORCEMENT. Maker hereby waives presentment, protest and notice of dishonor. In the event Maker fails to pay any sums due hereunder as and when the same are due and payable, Holder shall have the right, at its option and without limiting any other rights and remedies available to Holder, to declare the entire principal amount hereof and any interest and late charges accrued hereunder, to be immediately due and payable in full. In the event of any action to enforce the provisions of this Note or to collect any sums due hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys therein.

MISCELLANEOUS. This Note shall be binding upon Maker and its successors and assigns. This Note shall be governed under the laws of the State of Arizona. The terms and provisions of this Note may not be amended except by written instrument executed by Maker and Holder. If any provision hereof is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining provisions hereof.

MAKER:

MAXIM HOMES, INC., an Arizona corporation

By:
   ----------------------------------
           Brian K. Brady

                                   EXHIBIT "C"

KILPATRICK                                                KENNETH A. KILPATRICK
& LUSTER, CPA, PLLC                                                     CPA, PC
Certified Public Accountants
                                                               STEVEN C. LUSTER
                                                                            CPA


To the Officers and Directors
Maxim Homes, Inc.
Salt Lake City, Utah

We have compiled the accompanying statement of assets and liabilities - income tax basis of Maxim Homes, Inc. as of September 30, 1997, and the related statement of revenues and expenses - income tax basis for the year then ended, in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the accounting basis used by the Company for Federal income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures ordinarily included in financial statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenues and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

We are not independent with respect to Maxim Homes, Inc.


Kilpatrick & Luster, CPA, PLLC

February 25, 1998




                                                   6900 East Camelback Road
                                                   Suite 1010
                                                   Scottsdale, Arizona  85251
                                                   602-994-0136

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                               SEPTEMBER 30, 1997


                                     ASSETS
                                    --------

CURRENT ASSETS
    Cash - Chking - Payroll                  $            35
    Cash - Chking - Trust                                 89
    Employee Advances                                  8,218
    Due from Officer                                  47,123
    Due from Elite Carpentry                          20,348
    Rcvbl - Meridian Title                             4,500
    Work in Progress                                 704,718
    Prepaid Expenses                                   1,500
    Captlzd Costs-Wood Ranch                          37,259
                                             ------------------
        TOTAL CURRENT ASSETS                                    $      823,790

PROPERTY & EQUIPMENT
    Architectural & Site Plan                         22,610
      Less Accum Amortization                         (1,508)
    Furniture & Fixtures                              73,069
    Furniture - Sales Office                           7,404
      Less Accumulated Deprec                        (25,173)
                                             ------------------
        TOTAL PROPERTY & EQUIP.                                         76,402

OTHER ASSETS
    Organization Costs                                   450
      Less Accum Amortization                            (90)
                                             ------------------

        TOTAL OTHER ASSETS                                                 360
                                                                ----------------

        TOTAL ASSETS                                                             $      900,552
                                                                                 ===============



                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                               SEPTEMBER 30, 1997


                             LIABILITIES AND EQUITY
                             -----------------------

CURRENT LIABILTITIES
    Bank Overdraft                           $        48,470
    Accounts Payable                                 111,653
    American Express Payable                           2,653
    Note Payable - SCL-Lot 122                         8,750
    Note Payable - SCL-Lot 128                         8,750
    Note Payable - SCL-Lot 123                         8,750
    Note Payable - SCL-Lot 138                         8,750
    Note Payable - K.M. Brady                         51,616
    Accrued Income Taxes                                 150
    Accrued Interest                                   1,844
    Due to Floors by Design                           33,436
    Construction Loans                               547,434
                                             ------------------

        TOTAL CURRENT LIABILITIES                               $      832,257

LONG-TERM LIABITITIES
    Note Payable-Wynn                                397,700
                                             ------------------

        TOTAL LONG TERM LIABILITIES                                    397,700

SHAREHOLDER'S EQUITY
    Common Stock No Par; Auth
     1,000,000 Sh; Issued and
     Outstanding 1,000 Shares                          1,000
    Current Income/(Loss)                           (330,405)
                                             ------------------

        TOTAL SHAREHOLDER'S EQUITY                                   (329,405)
                                                                ----------------

        TOTAL LIABILITIES AND EQUITY                                             $      900,552
                                                                                 ===============



                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                               SUBSIDIARY SCHEDULE
                               SEPTEMBER 30, 1997


Employee Advances
    Advance - Dominique Main                                $       1,900
    Advance - Ken Brady                                             6,318
                                                            ---------------

        TOTAL                                               $       8,218
                                                            ===============
Work in Progress
    WIP - Lot 122                                           $      83,082
    WIP - Lot 123                                                  56,613
    WIP - Lot 124                                                  36,095
    WIP - Lot 126                                                  41,505
    WIP - Lot 127                                                  47,242
    WIP - Lot 128                                                 136,559
    WIP - Lot 129                                                  45,108
    WIP - Lot 130                                                  36,522
    WIP - Lot 131                                                  36,522
    WIP - Lot 132                                                  36,095
    WIP - Lot 133                                                  46,103
    WIP - Lot 138                                                  55,749
    WIP - Lot 211                                                  47,523
                                                            ---------------
        TOTAL                                               $     704,718
                                                            ===============
Construction Loans
    Draw-Constr Fund-Lot 122                                $      76,820
    Draw-Constr Fund-Lot 123                                       46,885
    Draw-Delcon-Lot 124                                            28,295
    Draw-Constr Fund-Lot 126                                       37,394
    Draw-Constr Lend-Lot 127                                       28,417
    Draw-Constr Fund-lot 128                                       90,551
    Draw-Draper Bk-Lot 129                                         34,502
    Draw-Delcon-Lot 130                                            28,230
    Draw-Delcon-Lot 131                                            28,230
    Draw-Delcon-Lot 132                                            28,295
    Draw-Draper Bk-Lot 133                                         35,498
    Draw-Constr Lend-Lot 138                                       45,961
    Draw-Constr Lend-Lot 211                                       38,358
                                                            ---------------
        TOTAL                                               $     547,434
                                                            ===============

                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
              STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                                   --- Year to Date ---
                                                                  Actual            Percent
                                                           ==================    ===============
REVENUES
    Sales                                                  $        1,168,987          100.0
                                                           ------------------    ---------------
*   TOTAL REVENUES                                                  1,168,987          100.0
COST OF GOODS SOLD
    Cost of Homes Sold                                              1,104,099           94.4
                                                           ------------------    ---------------
*   TOTAL COSTS OF GOODS SOLD                                       1,104,099           94.4
                                                           ------------------    ---------------
*   GROSS PROFIT                                                       64,888            5.6
OPERATING EXPENSES
    Salaries - Officer                                                104,800            9.0
    Salaries & Wages - Other                                           64,850            5.5
    Payroll Taxes                                                      15,559            1.3
    Advertising & Promotion                                            31,543            2.7
    Auto & Truck Expense                                               11,722            1.0
    Amortization Expense                                                1,598            0.1
    Bank Charges                                                          527            0.0
    Business Gifts                                                         23            0.0
    Consulting Fees                                                       550            0.0
    Deprec. Exp. - Regular                                              7,673            0.7
    Deprec. Exp. - Sec 179                                             17,500            1.5
    Dues & Publications                                                 1,017            0.1
    Education & Seminars                                                  612            0.1
    Entertainment & Bus Meals                                           4,086            0.3
    Insurance - General                                                 7,039            0.6
    Insurance - Workers' Comp                                           2,336            0.2
    Insurance - Group                                                   5,483            0.5
    Interest Expense                                                    9,713            0.8
    Licenses & Permits                                                  1,725            0.1
    Office Overhead Expenses                                            7,583            0.6
    Postage & Delivery                                                  1,108            0.1
    Professional Fees                                                  20,544            1.8
    Printing & Reproduction                                               241            0.0
    Rent - Office                                                       2,400            0.2
    Rent - Models                                                       4,500            0.4
    Rent - Equipment                                                    8,416            0.7
    Rent - Signs                                                          840            0.1
    Repairs & Maint - Bldg                                              2,138            0.2
    Reparis & Maint - Equip                                               160            0.0
    Security                                                            3,454            0.3
    Sales Office Expense                                               11,655            1.0
    Small Tools & Supplies                                              4,960            0.4
    Supplies - Office                                                   7,662            0.7
    Telephone                                                          17,310            1.5

                  See Accountants' Compilation Report Attached

                                      MAXIM HOMES, INC.
                    STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                            FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                              --- Year to Date ---
                                                             Actual          Percent
                                                          ============      ==========
    Travel                                                       9,387          0.8
    Utilities                                                    4,613          0.4
                                                          ------------      ----------

*   TOTAL OPERATING EXPENSES                                   395,328         33.8
                                                          ------------      ----------

*   OPERATING INCOME/(LOSS)                                  (330,440)        (28.3)

OTHER INCOME/(EXP)
    Miscellaneous Income                                           185          0.0
                                                          ------------      ----------

*   TOTAL OTHER INCOME/(EXP)                                       185          0.0
                                                          ------------ -  -  ---------

*   INCOME BEFORE TAXES                                      (330,255)        (28.3)
    Income Taxes - Arizona                                        (50)         (0.0)
    Income Taxes - Utah                                          (100)         (0.0)
                                                          ------------      ----------

*   NET INCOME/(LOSS)                                     $  (330,405)        (28.3)
                                                          ============      ==========




                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
              STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                               SUBSIDIARY SCHEDULE
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                          --- Year to Date ---
                                       Actual           Percent
                                  ===============    ===========
    Sales                         $       192,598      16.5
    Sales - Lot 121                       186,590      16.0
    Sales - Lot 125                       191,250      16.4
    Sales - Lot 134                       214,631      18.4
    Sales - Lot 135                       160,826      13.8
    Sales - Lot 136                       207,326      17.7
    Sales - Lot 137                        15,765       1.3
                                  ---------------   -----------

*   TOTAL                         $     1,168,987     100.0
                                  ===============   ===========

Cost of Homes Sold
WIP - Lot 121                     $       179,471      15.4
WIP - Lot 125                             169,256      14.5
WIP - Lot 137                             182,328      15.6
WIP - Lot 134 - Model                     197,670      16.9
WIP - Lot 135 - Model                     211,005      18.1
WIP - Lot 136 - Model                     164,369      14.1
                                  ---------------    -----------

*   TOTAL                         $     1,104,099      94.4
                                  ===============    ===========



                  See Accountants' Compilation Report Attached

                                      MAXIM HOMES, INC.
                    STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                                      DECEMBER 31, 1997


                                     ASSETS
                                    --------

CURRENT ASSETS
    Cash - Chking - Trust                    $            89
    Employee Advances                                 10,959
    Due from Officer                                  61,130
    Due from Elite Carpentry                          20,348
    Work in Progress                               1,335,789
    Prepaid Expenses                                   1,506
    Captlzd Costs - Wood Ranch                        64,894
    Captlzd Costs - River Wk                         250,168
                                             ------------------

        TOTAL CURRENT ASSETS                                    $     1,744,883

PROPERTY & EQUIPMENT
    Furniture & Fixtures                              77,266
    Furniture - Sales Office                          23,268
    Transportation Equipment                          19,303
        Less Accumulated Deprec                      (34,507)
                                             ------------------

        TOTAL PROPERTY & EQUIP.                                          85,331

OTHER ASSETS
    EM Dep-Corner Creek Cove                             100
    Organization Costs                                   450
      Less Accum Amortization                           (113)
    Architectural & Site Plans                        31,130
      Less Accum Amortization                         (3,094)
                                             ------------------

        TOTAL OTHER ASSETS                                               28,473
                                                                ----------------

        TOTAL ASSETS                                                             $    1,858,687
                                                                                 ===============



                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                                DECEMBER 31, 1997


                             LIABILITIES AND EQUITY
                             -----------------------

CURRENT LIABILITIES
    Bank Overdraft                           $       109,343
    Accounts Payable                                 232,995
    American Express Payable                           5,771
    Note - K.M. Brady                                100,000
    Note - EcoWest                                    30,000
    Accrued Interest                                  52,129
    Due to Floors by Design                           27,554
    Construction Loans                             1,126,698
                                             ------------------

        TOTAL CURRENT LIABILITIES                               $     1,684,490

LONG-TERM LIABILITIES
    Note - Wynn                                      397,700
    Note - Draper Bank                                19,600
    Note - 1st Security Bk                           180,000
    Note - AMEX Capital #1                             1,383
    Note - Amex Capital #2                             4,264
                                             ------------------

        TOTAL LONG-TERM LIABILITIES                                     602,947

SHAREHOLDER'S EQUITY
    Common stock No Par; Auth
      1,000,000 Sh; Issued and
      Outstanding 1,000 Shares                         1,000
    Retained Earnings - Beg                         (330,405)
    Current Income/(Loss)                            (99,345)
                                             ------------------

        TOTAL SHAREHOLDER'S EQUITY                                    (428,751)
                                                                ----------------

        TOTAL LIABILITIES AND EQUITY                                             $    1,858,687
                                                                                 ===============


                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                               SUBSIDIARY SCHEDULE
                                DECEMBER 31, 1997

Employee Advances
    Advance - Dominique Main                             $        1,900
    Advance - Ken Brady                                           9,059
                                                         ---------------

        TOTAL                                            $       10,959
                                                         ===============
Work in Progress
    WIP - Lot 124                                                37,766
    WIP - Lot 126                                               114,919
    WIP - Lot 127                                                97,861
    WIP - Lot 129                                                91,235
    WIP - Lot 130                                                38,257
    WIP - Lot 131                                                60,850
    WIP - Lot 132                                                62,264
    WIP - Lot 133                                                98,117
    WIP - Lot 210                                                97,511
    WIP - Lot 211                                               120,340
    WIP - Lot 212                                                37,615
    WIP - Lot 213                                                76,485
    WIP - Lot 221                                                77,544
    WIP - Lot 222                                                75,259
    WIP - Lot 223                                                78,843
    WIP - Lot 224                                                74,199
    WIP - Lot 225                                                37,643
    WIP - Lot 338                                                59,082
                                                         ---------------

        TOTAL                                            $    1,335,789
                                                         ===============
Construction Loans
    Draw-Delcon-Lot 124                                          29,151
    Draw-Constr Fund-Lot 126                                     94,942
    Draw-Constr Lend-Lot 127                                     94,493
    Draw-Draper Bk-Lot 129                                       92,120
    Draw-Delcon-Lot 130                                          29,151
    Draw-Constr Lend-Lot 131                                     57,726
    Draw-Constr Lend-Lot 132                                     55,005
    Draw-Draper Bk-Lot 133                                       93,075
    Draw-Constr Lend-Lot 210                                     91,938
    Draw-Constr Lend-Lot 211                                    104,699
    Draw-Delcon-Lot 212                                          28,814
    Draw-Constr Lend-Lot 213                                     38,683
    Draw-Constr Lend-Lot 221                                     70,330
    Draw-Constr Lend-Lot 222                                     67,773
    Draw-Constr Lend-Lot 223                                     38,930
    Draw-Constr Lend-Lot 224                                     59,361

                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
             STATEMENT OF ASSETS AND LIABILITIES - INCOME TAX BASIS
                               SUBSIDIARY SCHEDULE
                                DECEMBER 31, 1997

    Draw-Delcon-Lot 225                                          28,842
    Draw-Constr Lend-Lot 338                                     51,666
                                                         ---------------

        TOTAL                                            $    1,126,698
                                                         ===============


                         See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
              STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                --- Year to Date ---
                                                                Actual       Percent
                                                           ------------    ----------
REVENUES
    Sales                                                  $    735,158     100.0
                                                           ------------    ----------
*   TOTAL REVENUES                                              735,158     100.0
COST OF GOODS SOLD
    Cost of Homes Sold                                          650,081      88.4
                                                           ------------    ----------
*   TOTAL COSTS OF GOODS SOLD                                   650,081      88.4
                                                           ------------    ----------
*   GROSS PROFIT                                                 85,077      11.6
OPERATING EXPENSES
    Salaries - Officer                                           48,600       6.6
    Salaries & Wages - Other                                     43,650       5.9
    Payroll Taxes                                                 8,787       1.2
    Advertising & Promotion                                       6,640       0.9
    Auto & Truck Expense                                          8,147       1.1
    Amortization Expense                                          1,609       0.2
    Bank Charges                                                    169       0.0
    Business Gifts                                                   51       0.0
    Deprec. Exp. - Regular                                        4,834       0.7
    Deprec. Exp. - Sec 179                                        4,500       0.6
    Dues & Publications                                             100       0.0
    Education & Seminars                                          5,048       0.7
    Entertainment & Bus Meals                                     2,394       0.3
    Equipment Rental                                              1,000       0.1
    Insurance - General                                           2,771       0.4
    Insurance - Workers' Comp                                       557       0.1
    Insurance - Group                                             2,017       0.3
    Interest Expense                                              1,259       0.2
    Licenses & Permits                                            1,537       0.2
    Penalties & Fines                                               400       0.1
    Postage & Delivery                                              601       0.1
    Professional Fees                                            11,003       1.5
    Printing & Reproduction                                         517       0.1
    Rent - Office                                                   740       0.1
    Rent - Models                                                11,082       1.5
    Rent - Equipment                                                591       0.1
    Repairs & Maint - Bldg                                        5,250       0.7
    Reparis & Maint - Equip                                         261       0.0
    Security                                                        132       0.0
    Small Tools & Supplies                                        4,572       0.6
    Supplies - Office                                             5,225       0.7
    Telephone                                                     4,467       0.6
    Travel                                                          775       0.1
    Utilities                                                     2,562       0.3

                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
              STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                   --- Year to Date ---
                                                                  Actual            Percent
                                                           ===================== ============

*   TOTAL OPERATING EXPENSES                               $          191,846      26.1
                                                           -------------------   ------------

*   OPERATING INCOME/(LOSS)                                         (106,769)     (14.5)

OTHER INCOME/(EXP)
    Miscellaneous Income                                                7,423       1.0
                                                           -------------------   ------------

*   TOTAL OTHER INCOME/(EXP)                                            7,423       1.0
                                                           -------------------   ------------

*   INCOME BEFORE TAXES                                              (99,345)     (13.5)
                                                           -------------------   ------------

*   NET INCOME/(LOSS)                                      $         (99,345)     (13.5)
                                                           ===================   ============



                  See Accountants' Compilation Report Attached

                                MAXIM HOMES, INC.
              STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                   --- Year to Date ---
                                                                  Actual            Percent
                                                           ==================    ============
Sales                                                      $          165,605        22.5
Sales - Lot 122                                                       149,635        20.4
Sales - Lot 123                                                       189,623        25.8
Sales - Lot 128                                                       220,414        30.0
Sales - Lot 138                                                         9,881         1.3
                                                           ------------------    ------------

*   TOTAL                                                  $          735,158       100.0
                                                           ==================    ============


Cost of Homes Sold
WIP - Lot 122                                              $          157,191        21.4
WIP - Lot 123                                                         140,058        19.1
WIP - Lot 128                                                         164,532        22.4
WIP - Lot 138                                                         188,300        25.6
                                                           ------------------    ------------

*   TOTAL                                                  $          650,081        88.4
                                                           ==================    ============





                  See Accountants' Compilation Report Attached

                                   EXHIBIT "D"

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT by and between Maxim Homes, Inc., an Arizona corporation (the "Company"), and Brian K. Brady ("Executive") is made and entered into as of March 20, 1998, but shall take effect as of January 1, 1998.

                                    RECITALS:

        WHEREAS the Company desires to retain the services of Executive as president of the Company, subject to the terms and conditions hereof; and

WHEREAS Executive desires to serve as such, subject to the terms and conditions hereof;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

               1. Term. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions of this Agreement for a five (5) year period commencing January 1, 1998 (such period, subject to earlier termination or extension as provided herein, being referred to as the "Period of Employment"). Commencing on the date five (5) years after January 1, 1998, and on each annual anniversary of such date (each such date being referred to as a "Renewal Date"), the Period of Employment shall be automatically extended so as to terminate one year from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to Executive or Executive shall give written notice to the Company that the Period of Employment shall not be so extended.

               2. Duties and Services. During the Period of Employment, Executive agrees to serve the Company as President, and to perform such other reasonable and appropriate duties as may be requested of him by the board of directors of the Company (the "Board of Directors"), in accordance with the terms herein set forth. Additionally, Executive may elect to serve in such other offices and directorships of the Company and of its subsidiaries and related companies (collectively, "Affiliates") to which he may be elected or appointed. In performance of his duties, Executive shall be subject to the direction of the Board of Directors. Excluding periods of vacation and sick leave to which Executive is entitled, Executive shall devote his full time, energy and skill during regular business hours to the business and affairs of the Company and its Affiliates and to the promotion of their interests. The principal places of performance by Executive of his duties hereunder shall be in Salt Lake City, Utah and Phoenix, Arizona, or at such other location as may be mutually agreed upon by the Company and the Executive, but Executive may be reasonably required to travel outside those areas.

              3. Compensation.

        (a) Salary, Bonuses and Stock Options. As compensation for his services hereunder, the Company shall pay Executive, during the Period of Employment, annual base salary in the amount of One Hundred Thousand Dollars ($100,000.00), payable in 24 equal installments on the first and sixteenth of each month, or at such other times as may mutually be agreed upon by the Company and Executive. On each anniversary of the date of this Agreement, the annual base salary payable hereunder shall be increased by the amount of any increase during the immediately preceding 12 month period in the United States All Cities Average Consumer Price Index for Urban Wage Earners and Clerical Workers for all items (1982-84=100), published by the Bureau of Labor Statistics of the U.S. Department of Labor. Executive shall be entitled to such bonuses and other benefits as the Board of Directors may periodically award in its discretion. Nothing contained herein shall preclude Executive from participating in the present or future employee benefit plans of the Company or of any Affiliate, including without limitation any employee stock ownership plan, pension plan, profit-sharing plan, savings plan, deferred compensation plan, stock option plan and health-and-accident plan or arrangement, if he meets the eligibility requirements therefor. Without limiting the foregoing, Executive shall be entitled to participate in Saxton Incorporated's incentive stock option plan, with a grant of options for fifteen thousand (15,000) shares of Saxton Stock, vesting equally over five (5) years commencing January 1, 1998, and exerciseable within ten (10) years at an exercise price equal to the market price of Saxton Stock as of close of trading on March 19, 1998.

        (b) Non-Compete Fee. In addition, during each of the five (5) initial years of the Period of Employment, the Company shall pay Executive the sum of Forty Thousand Dollars ($40,000.00) per year, payable in 24 equal installments on the first and sixteenth of each month, or at such other times as may mutually be agreed upon by the Company and Executive. Said sum shall be deemed additional consideration for the non-compete covenants of Executive provided hereinbelow.

        (c) Earn-Out Bonus. In addition, Executive shall be entitled to earn a bonus ("Earn-Out Payments") in each of the years 1998, 1999, 2000, 2001 and 2002, on the terms and conditions provided herein. Each Earn-Out Payment shall be equal to a percentage (the "Applicable Percentage") of, respectively, (i) the Company's net (after tax) income(1) (herein "Company Income"), and (ii) Saxton Incorporated's net (after tax) income(2) from Saxton Incorporated's operations(3) for which the Company is general contractor or project manager (herein "Eligible Saxton Income"(4)), in each case with

--------
1 (as determined in accordance with generally accepted accounting principles, or "GAAP" and with all goodwill amortized over the first twenty years following the Closing)

2       (as determined in accordance with GAAP)

3       (excluding income of the Company)
                respect to the applicable calendar year (herein a "Reference Period"). The Applicable Percentage with respect to Company Income for each Reference Period shall be as follows:


Reference Period:                 1998          1999         2000         2001         2002
-----------------                 ----          ----         ----         ----         ----
Applicable Percentage:             25%          20%           15%          10%          5%

The Applicable Percentage for Eligible Saxton Income for each Reference Period shall be as follows:


Reference Period:                 1998          1999         2000         2001         2002
-----------------                 ----          ----         ----         ----         ----
Applicable Percentage:             10%           8%           6%           4%           4%

Earn-Out Payments shall be calculated and paid as follows:

               A. Company Income and Eligible Saxton Income shall be multiplied by the respective Applicable Percentages indicated above. Fifty percent of the aggregate product shall be paid to Executive in cash. The remaining fifty percent shall be divided by a number equal to the average market price of Saxton Stock as of close of trading on each of the last twenty (20) trading days of the calendar year immediately preceding the applicable Reference Period (except with respect to the Earn-Out Payment for Reference Period 1998, for which said number will be $8.00). Executive shall receive a number of shares of Saxton Stock equal to the result of said division.

-----------------------------------------------
[Footnote Continued From Previous Page]

4 As used herein, Company Income shall be limited to income derived from the construction and sale of single family detached residences with a gross sales price in excess of $135,000.00 (adjusted for cost of living increases from the date hereof) and the sale of developed lots, which are considered the historical product lines of the Company. Any and all other income derived from the operations of the Company and/or from Saxton Incorporated shall be deemed Eligible Saxton Income including, but not limited to, income derived from (i) the construction and sale of single family detached residences with a gross sales price less than or equal to $ 135,000.00 (adjusted for cost of living increases from the date hereof), (ii) the construction and sale of attached residences, including but not limited to condominiums, apartments and townhouses, and (iii) the construction and sale of commercial and industrial projects. In some instances, a Maxim product may be constructed on Saxton land, in which event income allocable to the land shall be Eligible Saxton Income and income allocable to the improvements shall be Company Income.

               B. Anything to the contrary herein notwithstanding, to the extent the aggregate value of all Earn-Out Payments would result in the issuance of more than 375,000 shares of Saxton Stock, all such excess must be paid only in cash.

               C. The cash portion of each Earn-Out Payment shall be paid in quarterly installments, with the first three installments paid on or about thirty (30) days after close of each of the first three calendar quarters, based upon determination of income for such quarter. The stock portion of each Earn-Out Payment shall accrue quarterly but, together with the final installment of the cash portion, shall be issued and paid on or about each March 31 following the close of the applicable Reference Period. Said final installment shall be subject to adjustment as necessary to reconcile the aggregate Earn-Out Payment to which Executive is actually entitled for the applicable Reference Period against any shortage or overage of quarterly installments previously paid to Executive.

               D. Anything to the contrary herein notwithstanding, in the event Executive's employment with the Company is terminated for any reason other than "for good reason" (as such term is defined in Section 4(d) hereof), Executive shall be entitled to no further Earn-Out Payments other than any received by Executive prior to such termination.

                        (i) Federal Securities Laws. Executive represents and warrants that he is acquiring the Saxton Stock be issued pursuant to this employment agreement for investment and not with a view toward any distribution thereof, and Executive understands that such Saxton Stock will not be registered under the Securities Act and Rules and Regulations promulgated thereunder by the SEC.

                        (ii) Restrictions on Transfer. Executive understands, acknowledges and agrees that unless and until the Saxton Stock is registered under the Securities Act, the Saxton Stock will be subject to Rule 144 of the Securities and Exchange Commission, and Executive will not be permitted to sell or otherwise transfer or dispose of any of the Saxton Stock or any interest therein except in accordance with said Rule 144 or any other applicable exemption from registration thereunder. In addition, Executive shall not dispose of any Saxton Stock without first having complied with each of the following conditions, unless Saxton Incorporated waives such conditions in writing:

        (1) Saxton Incorporated shall have received written notice of the proposed sale or transfer, setting forth the circumstances and details thereof;

        (2) Saxton Incorporated shall have received a written opinion from a law firm satisfactory to Saxton Incorporated specifying the nature and circumstances of the proposed sale or transfer and indicating that the proposed sale or transfer will not be in violation of any of the provisions of the Securities Act and the Rules and Regulations promulgated thereunder; and

        (3) Saxton Incorporated shall have received an opinion from its own counsel concurring in the opinion that the proposed sale or transfer will not be in violation of any of the provisions of the Securities Act and the Rules and Regulations promulgated thereunder.

    (d) Fringe Benefits. Executive shall receive employment fringe benefits not less favorable than those made available to the Company's most senior executives. To the extent the value of said fringe benefits is less than $50,000.00 (non-cumulative) in any given year, Executive shall be entitled to an amount equal to the difference. in cash.

    (e) Expenses. Subject to existing Company policies established from time to time, all travel and other expenses incident to the rendering of services by Executive hereunder shall be paid by the Company. If any such expenses are paid in the first instance by Executive, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code of 1986, as amended, and Treasury Regulations or otherwise required under the Company policy in connection with such expenses.

    (f) Vacation. Executive shall be entitled to paid vacation, to be taken at time or times mutually satisfactory to Executive and the Company, in accordance with the Company's vacation policy in effect from time to time for its most senior executives.

4.      Early Termination.

        (a) Notwithstanding the provisions of Section 1 hereof, Executive may be discharged by the Company for Cause (as defined in Section 4(c) hereof), in which event the Period of Employment hereunder shall cease and terminate and the Company shall have no further obligation or duties under this Agreement, except for obligations accrued under Section 3 at the date of termination. In addition, the Period of Employment hereunder shall cease and terminate upon the earliest to occur of the following events: (i) the death of Executive; or (ii) at the election of the Board of Directors (subject to the Americans With Disabilities
Act), the inability of Executive by reason of physical or mental disability to continue the proper performance of his duties hereunder for a period of 180 consecutive days, and the Company shall have no further obligation or duties under this Agreement, except for obligations accrued under Section 3 at the date of termination.

        (b) In the event that (i) Executive is discharged by the Company other than for Cause or other than pursuant to Section 4(a) hereof by reason of physical or mental disability, or (ii) Executive terminates employment with the Company for good reason (as defined in Section 4(d) hereof), Executive shall have no further obligations or duties under this Agreement; provided, however, that Executive shall continue to be bound by the provisions of Section 5 hereof if the Company performs its obligations under this Section 4(b). In the event of termination of the Period of Employment pursuant to the preceding sentence, the Company shall, in addition to paying the obligations accrued under Section 3 at the date of termination, pay Executive, with no duty by Executive to mitigate, an amount equal to the entire compensation otherwise payable to him under Sections 3(a) and (b) hereof for the lesser of two years or the remaining Period of Employment (without giving effect to any future available renewals of the term hereof). At the Company's option, said payment may be (x) in the form of a cash severance payment, in which event the amount of said payment shall be discounted to net present value and payable within 30 days of termination, or (y) in the form of equal installments payable on the first and sixteenth of each month as provided under Sections 3(a) and (b) hereof.

        (c) For purposes of this Agreement, cause ("Cause") shall be deemed to exist only (i) upon Executive's consistent, unexcused refusal to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder; provided such duties and obligations are consistent with the duties and obligations imposed on Executive by this Agreement and are clearly communicated to Executive or (ii) Executive's conviction of a felony.

        (d) For purposes of this Agreement, the term "for good reason" shall mean (i) the Company's requiring relocation of Executive, without his prior written consent, to a place of employment other than Salt Lake City, Utah, except for travel reasonably required in the performance of Executive's responsibilities; or (ii) the Company's failure to substantially comply with the provisions of Section 3 of this Agreement or other material breach by the Company of this Agreement; provided, however, that prior to termination of this Agreement pursuant to this subsection 4(d), Executive shall have given the Company not less than twenty (20) days prior written notice of the condition upon which such termination is purportedly based, and the Company shall not have cured such condition within said twenty (20) days.

5.      Confidentiality, Non-Competition and Nepotism.

        (a) The Company and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary and, as a result of such employment, Executive will be in possession of confidential information, proprietary information and trade secrets (collectively, "Confidential Material") relating to the business practices of the Company and its Affiliates. Executive agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his employment by the Company or (ii) use, except during his employment by the Company in the business and for the benefit of the Company or any of its Affiliates, any Confidential Material acquired by Executive during his employment by the Company, without the prior written consent of the Company. Upon termination of his employment with the Company for any reason, Executive agrees to return to the Company all tangible manifestations of Confidential Materials and all copies thereof. All programs, ideas, strategies, approaches, practices or inventions created, developed, obtained or conceived of by Executive prior to or during the term thereof, and all business opportunities presented to Executive during the term hereof by reason of his engagement by the Company, shall be owned by and belong exclusively to the Company, provided that they are related in any manner to its business or that of any of its Affiliates. Executive shall (i) promptly disclose all such programs, ideas, strategies, approaches, practices, inventions or business opportunities to the Company and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such items.

        (b) Executive agrees that during the Period of Employment, and for two
(2) years following the end of such Period of Employment if the termination of employment results from (i) Executive's discharge by the Company for Cause; (ii) Executive's written notice to the

Company of his decision not to extend the Period of Employment on any Renewal Date as provided in Section 1 hereof, or (iii) Executive's decision to terminate this Agreement other than "for good reason" within the meaning of Section 4(d) hereof, he will not become a stockholder, director, officer, employee or agent of or consultant to any corporation (other than an Affiliate), or member of or consultant to any partnership or other entity, or engage in any business as a sole proprietor or act as a consultant to any such entity, or otherwise engage, directly or indirectly, in any enterprise, in each case which competes with any business or activity engaged in, or known by Executive to be contemplated to be engaged in, by the Company or any of its Affiliates within ninety (90) miles of any location in which the Company, Saxton Incorporated or any Affiliate does business, including but not limited to the greater Salt Lake City, Utah area and the greater Phoenix, Arizona area; provided, however, that competition shall not include the ownership (solely as an investor and without any other participation in or contact with the management of the business) of less than two percent (2%) of the outstanding shares of stock of any corporation engaged in any such business, which shares are regularly traded on a national securities exchange or in an over-the-counter market. Executive agrees that during the noncompete period referred to in this Section 5, neither Executive nor any person or enterprise controlled by Executive will solicit for employment any person employed the Company or any of its Affiliates at, or at any time within three
(3) months prior to, the time of the solicitation.

        (c) Executive agrees that during the Period of Employment Executive shall not own or hold any real estate related interest as a partner, member of a limited liability company, shareholder, beneficiary of a trust, or any other form of ownership or economic interest, in or to any real estate related entity, except with respect to Executive's personal residence.

        (d) During the Period of Employment, Executive shall develop and sell the Company's real property known as Corner Creek Cove located at 13100 South Fort Street, Draper, Utah. Executive shall be entitled to receive any and all net profits from the development of Corner Creek Cove and shall indemnify and hold Saxton Incorporated and the Company harmless from any net loss incurred in the development of Corner Creek Cove.

        (e) Executive agrees that during the Period of Employment Executive shall not enter into any transaction on behalf of the Company with any member of Executive's family, without prior approval of the Board of Directors of the Company.

        (f) Executive agrees that the remedy at law for any breach by him ~f this Section 5 may be inadequate and that the Company shall be entitled to injunctive relief, in addition to any and all other rights and remedies available to the Company.

6.      Miscellaneous.

        (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person, by facsimile transmission or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties as follows:

If to the Company

c/o Saxton Incorporated
5440 West Sahara Avenue
Third Floor
Las Vegas, Nevada 89102
Attention: General Counsel
Facsimile No.: (702) 221-1127

If to Executive:

Mr. Brian K. Brady
Maxim Homes, Inc.
1325 East Gunn Avenue
Salt Lake City, Utah 84106
Facsimile No: 801-484-4333

or to such other address as the party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person or by facsimile and either upon actual receipt or three days after mailing, whichever is earlier, if delivered by mail.

        (b) Parties In Interest. This Agreement shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company' by merger, consolidation, purchase of assets or otherwise.

        (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged

        (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

        (e) Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein. If a court of competent jurisdiction determines by final judgment that the scope, time period or geographical limitations set forth in Section 5 are too broad to be capable of enforcement, it may modify such covenants and enforce such provisions as to scope, time and geographical area as it deems equitable.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:                                         EXECUTIVE:

MAXIM HOMES, INC.,
an Arizona corporation                           -------------------------------
                                                 BRIAN K. BRADY

By:
   ---------------------------------
        Brian K. Brady, President

                        ADDENDUM TO EMPLOYMENT AGREEMENT

               THIS ADDENDUM is attached to and incorporated in that certain Employment Agreement by and between Maxim Homes, Inc. (the "Company") and Brian
K. Brady ("Executive") dated as of March 20, 1998 (the "Employment Agreement").

               Notwithstanding the provisions of the Employment Agreement, the Company and Executive acknowledge and agree to the following:

               1. On September 24, 1997, Executive entered into an oral agreement with Tonyia Jensen ("Jensen") in which Executive agreed to share equally with Jensen any and all profits derived from the sale of homes constructed on Wood Ranch lots 213 and 223 (the "Lots").

               2. As of the date of this Addendum, homes have not been constructed on the Lots and the profits to be derived from the sale of said homes are uncertain.

               3. Upon the sale each of the Lots and determination of the profits derived therefrom, Company agrees to disburse one half of the net profits to Jensen. Executive agrees to a deduction of an amount equal to the sum(s) disbursed to Jensen from the first installment(s) of Earn-Out Payments following the disbursement(s).

               4. As of the date of this Addendum, Executive has taken an advance on his compensation, as authorized under the terms of the Employment Agreement, in the amount of $35,600.00 (the "Advance"). Executive agrees to repay the Advance through a deduction of the sum of $35,6000.00 from his first installment(s) of Earn-Out Payments.

Except as amended hereby, all other terms and conditions of the Employment Agreement shall remain unchanged.

COMPANY:                                         EXECUTIVE:

MAXIM HOMES, INC.,
an Arizona corporation                           -------------------------------
                                                 BRIAN K. BRADY

By:
   -------------------------------
        Brian K. Brady, President


                                      -i-